EXHIBIT 99.906.CERT.

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

John T. Genoy, President, and Donna M. Handel, Treasurer of Seasons Series Trust (the “registrant”), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: November 18, 2008

/s/ John T. Genoy
John T. Genoy
President

/s/ Donna M. Handel
Donna M. Handel
Treasurer